EXHIBIT 10.45

NATIONAL STEM CELL HOLDING, INC.

CERTIFICATE OF RESOLUTIONS

Michael Cohen, President, Chief Executive Officer and sole director of National Stem Cell Holding, Inc. (the “Company”) hereby adopts the following resolutions on January 15, 2005.

Whereas, Michael Cohen, President and Chief Executive Officer has rendered services to the Company between January 1, 2002 and June 6, 2005 and has loaned money to the Company during this period; and

Whereas, Michael Cohen’s loans have not been repaid and he has not been compensated for services he  rendered to the Company which aggregated $1,318,617 nor has he received payment in cash or shares of the Company’s capital stock for the unpaid loans and services.

Now therefore the Company desires to compensate and/or reimburse Mr. Cohen for loans outstanding and services rendered to the Company.

Therefore, it is resolved that Mr. Cohen should be issued 5,822,000 shares of its common stock to be issued to Mr. Cohen six months after the Company becomes a publicly-traded company.

/s/Michael Cohen

Director, President and CEO of National Stem Cell Holding, Inc.